EXHIBIT (g)(1)(b)

AMENDMENT TO AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT (the “Amendment”) is dated as of August 13, 2020 and effective as of May 29, 2020 by and between each Eaton Vance management investment company identified on Appendix A hereto, severally and not jointly, (each, a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WHEREAS, each Fund and the Custodian are parties to that certain Amended and Restated Master Custodian Agreement dated as of September 1, 2013 (as amended, modified or supplemented from time to time, the “Agreement”; and

WHEREAS, each Fund and the Custodian desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Fund and the Custodian hereby agree that the Agreement is amended and supplemented as follows:

1.	Amendment to Agreement.

(a)       The first paragraph of Section 12 of the Agreement is hereby terminated in its entirety and replaced with the following paragraph:

“This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated by either party after April 1, 2022 by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take-effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Fund may at any time by action of its Board, (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, in the event the Custodian (except as provided in section 12A below) assigns this Agreement to another party without consent of the trustees of the Fund that are not “interested persons” of the Fund under the 1940 Act, as amended, (“Independent Trustees”) of the Fund, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Federal Deposit Insurance Corporation or by the Banking Commissioner of The Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction; and further provided, that either party may terminate this Agreement in the event of the other party’s material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days’ written notice of such breach. Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination (and shall likewise reimburse the Custodian for its costs, expenses and disbursements).”

(b)       A new Section 12A is hereby added to the Agreement as follows:

“Section 12A Assignment; Delegation. Notwithstanding any other provisions set forth herein to the contrary, this Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian, provided that such assignee is a bank or trust company having such qualifications required by the 1940 Act and the rules thereunder to act as custodian of the Funds. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Sections, 2, 3 and 10 above.”

(c)	The first paragraph of Section 17 of the Agreement is hereby terminated in its entirety and replaced with the following paragraph:

“The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other party regarding its business and operations. Subject to section 17A below, the party receiving confidential information agrees to use the information solely for the purpose of rendering or receiving services pursuant to this Agreement, and agrees to maintain the confidentiality of all such information by not disclosing such information except to such party’s employees, consultants, legal advisors, auditors or other service providers as necessary for rendering or receiving services pursuant to this Agreement, and by appropriately instructing employees and others who may be accorded access to such information by the receiving party.”

(d)       A new Section 17A is hereby added to the Agreement as follows:

“Section 17A Use of Data.

(a)          In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 17A includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order

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and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out the internal management of the Custodian’s businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management; provided in each case that such Affiliates, agents and service providers are subject to confidentiality restrictions at least as restrictive as those described in Section 17.

(b)       Except as expressly contemplated by this Agreement, nothing in this Section 17A shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed data pursuant to this Section 17A to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.”

(e)       A new Section 20A is hereby added to the Agreement as follows:

“Section 20A. Loan Services Addendum. If a Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto as Appendix E. The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.”

2.       Miscellaneous. Except as amended hereby, the Agreement shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

EACH OF THE ENTITIES SET FORTH ON

APPENDIX A HERETO

By: /s/ James F. Kirchner

Name: James F. Kirchner

Title: Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

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APPENDIX A TO

Amended and Restated Master Custodian Agreement

Open-End Funds		FUND NO.
TRUST / CORP	SERIES
EATON VANCE GROWTH TRUST	Eaton Vance Atlanta Capital Focused Growth Fund	FJ5F
EATON VANCE GROWTH TRUST	Eaton Vance Atlanta Capital Select Equity Fund	FP19
EATON VANCE GROWTH TRUST	Eaton Vance Atlanta Capital SMID-Cap Fund	FP6G
EATON VANCE GROWTH TRUST	Eaton Vance Focused Global Opportunities Fund	FP1R
EATON VANCE GROWTH TRUST	Eaton Vance Focused Growth Opportunities Fund	FS8U
EATON VANCE GROWTH TRUST	Eaton Vance Focused Value Opportunities Fund	FS8V
EATON VANCE GROWTH TRUST	Eaton Vance Greater China Growth Fund	FJ5B
EATON VANCE GROWTH TRUST	Eaton Vance Hexavest Global Equity Fund	FP1W
EATON VANCE GROWTH TRUST	Eaton Vance Hexavest International Equity Fund	FP1X
EATON VANCE GROWTH TRUST	Eaton Vance International Small-Cap Fund	FP1U
EATON VANCE GROWTH TRUST	Eaton Vance Richard Bernstein All Asset Strategy Fund	FJ91
EATON VANCE GROWTH TRUST	Eaton Vance Richard Bernstein Equity Strategy Fund	FR3M
EATON VANCE GROWTH TRUST	Eaton Vance Worldwide Health Sciences Fund	FJ4G
EATON VANCE GROWTH TRUST	Parametric Research Affiliates Systematic Alternative Risk Premia Fund	FSA8
EATON VANCE INVESTMENT TRUST	Eaton Vance Floating-Rate Municipal Income Fund	FJ1B
EATON VANCE INVESTMENT TRUST	Eaton Vance National Limited Maturity Municipal Income Fund	FJ1H
EATON VANCE INVESTMENT TRUST	Eaton Vance New York Municipal Opportunities Fund	FJ1E
EATON VANCE INVESTMENT TRUST	Eaton Vance Short Duration Municipal Opportunities Fund	FJ1F
EATON VANCE MUNICIPALS TRUST	Eaton Vance Arizona Municipal Income Fund	FJ2L
EATON VANCE MUNICIPALS TRUST	Eaton Vance Connecticut Municipal Income Fund	FJ2P
EATON VANCE MUNICIPALS TRUST	Eaton Vance Georgia Municipal Income Fund	FJ1S
EATON VANCE MUNICIPALS TRUST	Eaton Vance Maryland Municipal Income Fund	FJ1P
EATON VANCE MUNICIPALS TRUST	Eaton Vance Massachusetts Municipal Income Fund	FJ2Z
EATON VANCE MUNICIPALS TRUST	Eaton Vance Minnesota Municipal Income Fund	FJ2M
EATON VANCE MUNICIPALS TRUST	Eaton Vance Missouri Municipal Income Fund	FJ1W
EATON VANCE MUNICIPALS TRUST	Eaton Vance Municipal Opportunities Fund	FJ56
EATON VANCE MUNICIPALS TRUST	Eaton Vance National Municipal Income Fund	FJ2W
EATON VANCE MUNICIPALS TRUST	Eaton Vance New Jersey Municipal Income Fund	FJ2G
EATON VANCE MUNICIPALS TRUST	Eaton Vance New York Municipal Income Fund	FJ2Y
EATON VANCE MUNICIPALS TRUST	Eaton Vance North Carolina Municipal Income Fund	FJ1M
EATON VANCE MUNICIPALS TRUST	Eaton Vance Ohio Municipal Income Fund	FJ3A
EATON VANCE MUNICIPALS TRUST	Eaton Vance Oregon Municipal Income Fund	FJ1R
EATON VANCE MUNICIPALS TRUST	Eaton Vance Pennsylvania Municipal Income Fund	FJ2H
EATON VANCE MUNICIPALS TRUST	Eaton Vance South Carolina Municipal Income Fund	FJ2A
EATON VANCE MUNICIPALS TRUST	Eaton Vance Virginia Municipal Income Fund	FJ1N
EATON VANCE MUNICIPALS TRUST II	Eaton Vance High Yield Municipal Income Fund	FJ2F
EATON VANCE MUNICIPALS TRUST II	Parametric TABS 10-to-20 Year Laddered Municipal Bond Fund	FJ51
EATON VANCE MUNICIPALS TRUST II	Parametric TABS 1-to-10 Year Laddered Municipal Bond Fund	FJ50
EATON VANCE MUNICIPALS TRUST II	Parametric TABS 5-to-15 Year Laddered Municipal Bond Fund	FG8B
EATON VANCE MUNICIPALS TRUST II	Parametric TABS Intermediate-Term Municipal Bond Fund	FJ52
EATON VANCE MUNICIPALS TRUST II	Parametric TABS Short-Term Municipal Bond Fund	FJ3F
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance AMT-Free Municipal Income Fund	FJ1L
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Core Plus Bond Fund	FR4A
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Emerging and Frontier Countries Equity Fund	FV9B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Emerging Markets Debt Fund	FS1V
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Emerging Markets Local Income Fund	FR7B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Floating-Rate & High Income Fund	FS4M
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Floating-Rate Advantage Fund	FS3B
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EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Floating-Rate Fund	FS5B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Global Bond Fund	FP8B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Global Income Builder Fund	FG7G
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Global Macro Absolute Return Advantage Fund	FS8B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Global Macro Absolute Return Fund	FP5B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Global Small-Cap Equity Fund	FU3Y
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Government Opportunities Fund	FR2B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance High Income Opportunities Fund	FR8B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Multi-Asset Credit Fund	FJ9C
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Short Duration Government Income Fund	FR3B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Short Duration High Income Fund	FR6B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Short Duration Strategic Income Fund	FP7A
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Stock Fund	FJ4A
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Equity Asset Allocation Fund	FU2R
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Global Dividend Income Fund	FJ6C
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Growth Fund 1.1	FT2D
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Growth Fund 1.2	FT2E
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Multi-Cap Growth Fund	FJ8U
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Small-Cap Fund	FU3B
EATON VANCE MUTUAL FUNDS TRUST	Eaton Vance Tax-Managed Value Fund	FJ8H
EATON VANCE MUTUAL FUNDS TRUST	Parametric Commodity Strategy Fund	FH8Y
EATON VANCE MUTUAL FUNDS TRUST	Parametric Dividend Income Fund	FR1F
EATON VANCE MUTUAL FUNDS TRUST	Parametric Emerging Markets Fund	FA2O
EATON VANCE MUTUAL FUNDS TRUST	Parametric International Equity Fund	FJ54
EATON VANCE MUTUAL FUNDS TRUST	Parametric Tax-Managed International Equity Fund	FU2B
EATON VANCE MUTUAL FUNDS TRUST	Parametric Volatility Risk Premium – Defensive Fund	FR1X
EATON VANCE SERIES FUND, INC.	Eaton Vance Emerging Markets Debt Opportunities Fund	FR1R
EATON VANCE SERIES TRUST	Eaton Vance Tax-Managed Growth Fund 1.0	FT2B
EATON VANCE SERIES TRUST II	Eaton Vance Income Fund of Boston	FR9B
EATON VANCE SERIES TRUST II	Parametric Tax-Managed Emerging Markets Fund	FA2N
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Balanced Fund	FP4Z
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Core Bond Fund	FP2B
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Dividend Builder Fund	FJ7B
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Greater India Fund	FJ5P
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Growth Fund	FP4B
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Large-Cap Value Fund	FJ7H
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Real Estate Fund	FJ3V
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Short Duration Inflation-Protected Income Fund	FJ55
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Small-Cap Fund	FP5G
EATON VANCE SPECIAL INVESTMENT TRUST	Eaton Vance Special Equities Fund	FJ5U
EATON VANCE VARIABLE TRUST	Eaton Vance VT Floating-Rate Income Fund	FJ3N
Closed-End Funds and Portfolios
5-to-15 Year Laddered Municipal Bond Portfolio		FG8A
Core Bond Portfolio		FP2A
Eaton Vance California Municipal Bond Fund		FH1N
Eaton Vance California Municipal Income Trust		FH1B
Eaton Vance Cash Reserves Fund LLC		FA6A
Eaton Vance Enhanced Equity Income Fund		FH9K
Eaton Vance Enhanced Equity Income Fund II		FH9C
Eaton Vance Floating Rate Portfolio		FS5A
Eaton Vance Floating-Rate 2022 Target Term Trust		FJ2K
Eaton Vance Floating-Rate Income Plus Fund		FJ5C
Eaton Vance Floating-Rate Income Trust		FH4A
Eaton Vance High Income 2021 Target Term Trust		FH1A
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Eaton Vance Limited Duration Income Fund	FH8C
Eaton Vance Municipal Bond Fund	FH1R
Eaton Vance Municipal Income 2028 Term Trust	FH1Q
Eaton Vance Municipal Income Trust	FH1G
Eaton Vance National Municipal Opportunities Trust	FH2F
Eaton Vance New York Municipal Bond Fund	FH1P
Eaton Vance New York Municipal Income Trust	FH1J
Eaton Vance Risk-Managed Diversified Equity Income Fund	FH1K
Eaton Vance Senior Floating-Rate Trust	FH5A
Eaton Vance Senior Income Trust	FH4B
Eaton Vance Short Duration Diversified Income Fund	FH7K
Eaton Vance Tax-Advantaged Dividend Income Fund	FH5C
Eaton Vance Tax-Advantaged Global Dividend Income Fund	FH6C
Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund	FH5K
Eaton Vance Tax-Managed Buy-Write Income Fund	FH3C
Eaton Vance Tax-Managed Buy-Write Opportunities Fund	FH2K
Eaton Vance Tax-Managed Buy-Write Strategy Fund	FH8K
Eaton Vance Tax-Managed Diversified Equity Income Fund	FH6K
Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund	FH3K
Eaton Vance Tax-Managed Global Diversified Equity Income Fund	FH7C
Emerging Markets Local Income Portfolio	FR7A
Global Income Builder Portfolio	FG7C
Global Macro Absolute Return Advantage Portfolio	FS8A
Global Macro Capital Opportunities Portfolio	FV9A
Global Macro Portfolio	FP5A
Global Opportunities Portfolio	FV2C
Greater India Portfolio	FJ5N
High Income Opportunities Portfolio	FR8A
International Income Portfolio	FP8A
Senior Debt Portfolio	FS3A
Stock Portfolio	FP4V
Tax-Managed Growth Portfolio	FT9A
Tax-Managed International Equity Portfolio	FU2A
Tax-Managed Multi-Cap Growth Portfolio	FJ8S
Tax-Managed Small-Cap Portfolio	FU3A
Tax-Managed Value Portfolio	FJ8G

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APPENDIX E

TO

Amended and Restated Master Custodian Agreement

LOAN SERVICES ADDENDUM

TO AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

ADDENDUM to that certain Amended and Restated Master Custodian Agreement (the “Custodian Agreement”) by and among each fund (a “Fund”) identified on Appendix A thereto or made subject thereto pursuant to Section 16 thereof and State Street Bank and Trust Company, including its subsidiaries and other affiliates (the “Custodian”). As used in this Addendum, the term “Fund”, in relation to a Loan (as defined below), includes a Portfolio on whose behalf the Fund acts with respect to the Loan.

The following provisions will apply with respect to interests in commercial loans, including loan participations, whether the loans are bilateral or syndicated and whether any obligor is located in or outside of the United States (collectively, “Loans”), made or acquired by a Fund on behalf of one or more of its Portfolios.

Section 1. Payment Custody. If a Fund wishes the Custodian to receive payments directly with respect to a Loan for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement,

(a)       the Fund will cause the Custodian to be named as the Fund’s nominee for payment purposes under the relevant financing documents, e.g., in the case of a syndicated loan, the administrative contact for the agent bank, and otherwise provide for the payment to the Custodian of the payments with respect to the Loan; and

(b)       the Custodian will credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement any payment on or in respect of the Loan actually received by the Custodian and identified as relating to the Loan, but with any amount credited being conditional upon clearance and actual receipt by the Custodian of final payment.

Section 2. Monitoring. If a Fund wishes the Custodian to monitor payments on and forward notices relating to a Loan,

(a)       the Fund will deliver, or cause to be delivered, to the Custodian a schedule identifying the amount and due dates of the scheduled principal payments, the scheduled interest payment dates and related payment amount information, and such other information with respect to the Loan as the Custodian may reasonably require in order to perform its services hereunder (collectively, “Loan Information”) and in such form and format as the Custodian may reasonably request; and

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(b)       the Custodian will (i) if the amount of a principal, interest, fee or other payment with respect to the Loan is not received by the Custodian on the date on which the amount is scheduled to be paid as reflected in the Loan Information, provide a report to the Fund that the payment has not been received and (ii) if the Custodian receives any consent solicitation, notice of default or similar notice from any syndication agent, lead or obligor on the Loan, undertake reasonable efforts to forward the notice to the Fund.

Section 3. Exculpation of the Custodian.

(a)       Payment Custody and Monitoring. The Custodian will have no liability for any delay or failure by the Fund or any third party in providing Loan Information to the Custodian or for any inaccuracy or incompleteness of any Loan Information. The Custodian will have no obligation to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness of any Loan Information or other information or notices received by the Custodian in respect of the Loan. The Custodian will be entitled to (i) rely upon the Loan Information provided to it by or on behalf of the Fund or any other information or notices that the Custodian may receive from time to time from any syndication agent, lead or obligor or any similar party with respect to the Loan and (ii) update its records on the basis of such information or notices as may from time to time be received by the Custodian.

(b) Any Service. The Custodian will have no obligation to (i) determine whether any necessary steps have been taken or requirements have been met for the Fund to have acquired good or record title to a Loan, (ii) ensure that the Fund’s acquisition of the Loan has been authorized by the Fund, (iii) collect past due payments on the Loan, preserve any rights against prior parties, exercise any right or perform any obligation in connection with the Loan (including taking any action in connection with any consent solicitation, notice of default or similar notice received from any syndication agent, lead or obligor on the Loan) or otherwise take any other action to enforce the payment obligations of any obligor on the Loan, (iv) become itself the record title holder of the Loan or (v) make any advance of its own funds with respect to the Loan.

(c)       Miscellaneous. The Custodian will not be considered to have been or be charged with knowledge of the sale of a Loan by the Fund, unless and except to the extent that the Custodian shall have received written notice of the sale from the Fund and the proceeds of the sale have been received by the Custodian for credit to the bank account maintained by the Custodian for the Fund under the Custodian Agreement. If any question arises as to the Custodian’s duties under this Addendum, the Custodian may request instructions from the Fund and will be entitled at all times to refrain from taking any action unless it has received Proper Instructions from the Fund. The Custodian will in all events have no liability, risk or cost for any action taken or omitted with respect to the Loan pursuant to Proper Instructions. The Custodian will have no responsibilities or duties whatsoever with respect to the Loan except as are expressly set forth in this Addendum.

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